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                                                                     EXHIBIT 5.1
                                                                     -----------

                     Paul, Hastings, Janofsky & Walker LLP
                            555 South Flower Street
                               Twenty-Third Floor
                         Los Angeles, California 90071
                                 (213) 683-6000
                            (213) 627-0705 FACSIMILE

                                January 26, 2000



L90, Inc.
2020 Santa Monica Boulevard
Suite 400
Los Angeles, California 90404

     Re:  L90, Inc. - Registration Statement on Form S-1
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Ladies and Gentlemen:

          This opinion is delivered in our capacity as counsel to L90, Inc., a Delaware company ("the Company"), in connection with the Company's registration statement on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration by the Company of up to 9,620,489 shares of common stock, par value $.001 per share (the "Shares"), including 6,500,000 shares to sold by the Company, 975,000 shares for which the Underwriters have been granted an over-allotment option, and 2,145,489 shares to sold by certain selling stockholders.

          In connection with this opinion, we have examined copies or originals of such documents, resolutions, certificates and instruments of the Company as we have deemed necessary to form a basis for the opinion hereinafter expressed. In addition, we have reviewed such other instruments and documents as we have deemed necessary to form a basis for the opinion hereinafter expressed. In our examination of the foregoing, we have assumed, without independent investigation, (i) the genuineness of all signatures, and the authority of all persons or entities signing all documents examined by us and (ii) the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us as certified, conformed or photostatic copies. With regard to certain factual matters, we have relied, without independent investigation or verification, upon statements and representations of representatives of the Company.
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L90
January 26, 2000
Page 2


          Based upon and subject to the foregoing, we are of the opinion, as of the date hereof, that the Shares, when issued and delivered in the manner set forth in the Registration Statement, will be validly issued, fully paid and nonassessable.

          We hereby consent to being named as counsel to the Company in the Registration Statement, to the references therein to our firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.


                         Very truly yours,

               /s/ Paul, Hastings, Janofsky & Walker LLP